UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2023, ReShape Lifesciences Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC as the representative of the underwriters (the “Underwriter”) in connection with a firm commitment public offering (the “Offering”) of 1,275,000 units (the “Units”) at a public offering price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one and one-half shares of Common Stock at an exercise price of $8.00 per whole share (the “Common Warrants”). The Common Warrants are immediately exercisable on the date of issuance and expire on the five-year anniversary of the date of issuance. On or after the earlier of (i) the 30-day anniversary of the issuance date of the Common Warrants and (ii) the date on which the aggregate composite trading volume of the Company’s Common Stock as reported by Bloomberg L.P. beginning on the initial exercise date of the Common Warrants exceeds 4,500,000 shares, a holder of Common Warrants may also provide notice and elect an “alternative cashless exercise” pursuant to which they would receive an aggregate number of shares of Common Stock equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise and (y) 0.50. For purposes of clarity, one Common Warrant to purchase one and one-half shares would be exercisable for 0.75 shares under this alternative cashless exercise provision. The Company also offered to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of the Company’s outstanding common stock immediately following the consummation of the Offering the opportunity to purchase units consisting of one pre-funded warrant, with an exercise price of $0.0001 per share (the “Pre-Funded Warrants”) (in lieu of one share of Common Stock), and one Common Warrant.

Pursuant to the terms of the Underwriting Agreement, the Underwriter was also granted a 45-day option (the “Overallotment Option”) to purchase up to an additional 191,250 shares of Common Stock and/or additional Common Warrants to purchase up to 286,875 shares of Common Stock (being up to 15% of the shares of Common Stock (including shares underlying Pre-Funded Warrants) and/or up to 15% of the Common Warrants sold in the Offering), in any combination thereof, at the public offering price per share of Common Stock and public offering price per Common Warrant, respectively, less underwriting discounts and commissions, of which, Maxim Group LLC has exercised its option to purchase additional Common Warrants to purchase 286,875 shares of Common Stock.

The Offering is being made pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-269207), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 3, 2023, and an additional registration statement filed with the SEC on February 3, 2023 pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The final prospectus relating to the Offering was filed with the SEC on February 8, 2023 and may be obtained from the SEC’s website at http://www.sec.gov or from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

The Company expects the net proceeds from the Offering, excluding any exercise by the Underwriter of the Overallotment Option for the purchase of additional shares of Common Stock, to be approximately $9.1 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds from the Offering to continue implementation of its growth strategies, for working capital and general corporate purposes.

The Company also agreed to issue to the Underwriter (or its permitted assignees) a warrant to purchase a number of shares of Common Stock equal to an aggregate of up to 5% of the total number of securities sold in the Offering, including securities sold under the Overallotment Option, at an exercise price of $8.80 per share, which is equal to 110% of the public offering price in the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

The foregoing summary description of the Underwriting Agreement, Common Warrants and Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, form of Common Warrant and form of Pre-Funded Warrant, which are filed as Exhibits 1.1, 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 6, 2023, the Company issued a press release announcing the pricing of the Units in the Offering and on February 8, 2023 the Company issued a press release announcing the closing of the Offering. Copies of those press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 6, 2023, by and between ReShape Lifesciences Inc. and Maxim Group LLC (filed herewith)
4.1	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 filed by ReShape Lifesciences Inc. on February 3, 2023)
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Registration Statement on Form S-1 filed by ReShape Lifesciences Inc. on January 27, 2023)
99.1	Press Release dated February 6, 2023 announcing pricing of offering (furnished herewith)
99.2	Press Release dated February 8, 2023 announcing closing of offering (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
President and Chief Executive Officer

Date: February 10, 2023